Exhibit 99.1

Energous Corporation Reports Fourth Quarter and

Full Year 2018 Financial Results

SAN JOSE, Calif. – Feb. 27, 2018 – Energous Corporation (NASDAQ: WATT), the developer of WattUp®, a revolutionary wireless charging 2.0 technology, today announced financial results for the fourth quarter and full year ended December 31, 2018 and provided an update on its operational progress.

Recent Highlights

•	Entered into binding contracts to sell $25 million in a public offering of common stock

•	Demonstrated latest WattUp enabled products at 2019 CES from Delight/SK Telesys, Vuzix, Qubercomm, IDT, Austar and Deutsche Telekom

•	Demonstrated a new WattUp Near Field fast charging transmitter and receiver solution that delivers 20 watts of power, with the ability to scale higher

•	Announced a collaboration with vivo Global to explore integrating WattUp into smartphone designs that charge wirelessly over-the-air

•	Increased patent count to 202 (176 patents/26 allowed applications as of February 19, 2019)

•	Energous’ first customer product received FCC certification in December, 2018 for the Delight Oasis-RC personal sound amplification product

•	First customer EU approval on February 26, 2019 for the Delight Oasis-RC personal sound amplification product

•	Announced the availability of its smallest RF rectifier IC, the DA2223 receiver chip

“The fourth quarter financial performance was under our expectations due to the delay in engineering services revenue and chip orders from two top tier consumer electronic companies, as a result of changes to their own internal schedules,” said Stephen R. Rizzone, president and CEO of Energous Corporation. “While such a scenario is not uncommon when introducing a completely new, game changing technology to some of the largest consumer electronic companies in the world, we continue to drive toward commercialization of WattUp. Fortunately, we are in a position to report a number of validation points including the first available WattUp product from Delight, the recently announced Vivo relationship, the strong reception to the new nearfield high power technology received at the Mobile World Congress in Barcelona, as well as a successful CES. There are no less than 10 companies currently tracking for product launches to the consumer in 2019 with chip sales starting in the first half of the year and ramping in the second half.”

Unaudited 2018 Fourth Quarter Financial Results

For the fourth quarter ended Dec. 31, 2018, Energous recorded:

•	Revenue of approximately $56,000

•	Operating expenses of $12.6 million (GAAP), comprised of $8.1 million in research and development, $2.9 million in general and administrative and $1.6 million in sales and marketing expenses

•	Net loss of $12.5 million, or $0.48 per basic and diluted share

•	Adjusted EBITDA (a non-GAAP financial measure) loss of $8.3 million

•	$20.1 million in cash and cash equivalents at the end of the fourth quarter, with no debt

Unaudited 2018 Full-Year Financial Results

For the year ended December 31, 2018, Energous recorded:

•	Revenue of approximately $515,000

•	Operating expenses of $51.4 million, comprised of $32.9 million in research and development, $12.4 million in general and administrative costs, and $6.2 million in sales and marketing.

•	Net loss of $50.8 million, or a loss of $1.99 per basic and diluted share.

•	Adjusted EBITDA (a non-GAAP financial measure) loss of $33.1 million.

2018 Fourth Quarter and Year End Conference Call

Energous will host a conference call to discuss its financial results, recent progress and prospects for the future.

When: Wednesday, Feb. 27, 2018

Time: 5:30 a.m. PT (8:30 a.m. ET)

Phone: 888-317-6003 (domestic); 412-317-6061 (international)

Passcode: 0832701

Telephonic replay: Accessible through March 27, 2019

877-344-7529 (domestic); 412-317-0088 (international); passcode 10128485

Webcast: Accessible at Energous.com; archive available for approximately one year

About Energous Corporation

Energous Corporation (NASDAQ: WATT) is leading the next generation of wireless charging – Wireless Charging 2.0 – with its award-winning WattUp® technology, which supports fast, efficient contact-based charging, as well as charging over-the-air. WattUp is a scalable, RF-based wireless charging technology that offers substantial improvements in contact-based charging efficiency, foreign object detection, orientation freedom and thermal performance compared to older, coil-based charging technologies. The technology can be designed into many different sized electronic devices for the home and office, as well as the medical, industrial, retail and automotive industries, and it ensures interoperability across products. As a systems solutions company, Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs. These include innovative silicon chips, antennas and software, for a large variety of applications, such as smartphones, fitness trackers, hearables, medical sensors and more. Energous received the world’s first FCC Part 18 certification for at-a-distance wireless charging, and the company has more than 150 awarded patents/allowed applications for its WattUp wireless charging technology to-date. For more information, please visit Energous.com.

Safe Harbor Statement

This press release contains forward-looking statements that describe our future plans and expectations. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of our forward-looking statements in this release include our statements about FCC certification of our technology, regulatory approvals internationally, and customer releases of products utilizing our technology. Our forward-looking statements speak only as of this date; they are based on current expectations and we undertake no duty to update them. Factors that could cause actual results to differ from what we expect include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, in evaluating our forward-looking statements.

– Financial Tables Follow –

Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$20,106,485	$12,795,254
Accounts receivable	44,550	—
Prepaid expenses and other current assets	581,040	1,026,310
Prepaid rent, current	56,668	80,784

Total current assets	20,788,743	13,902,348

Property and equipment, net	1,219,016	1,413,917
Prepaid rent, non-current	—	56,668
Other assets	2,410	32,512

Total assets	$22,010,169	$15,405,445

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,861,385	$2,024,690
Accrued expenses	1,778,349	1,622,025

Total current liabilities	3,639,734	3,646,715

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at December 31, 2018 and December 31, 2017; no shares issued or outstanding	—	—
Common Stock, $0.00001 par value, 50,000,000 shares authorized at December 31, 2018 and December 31, 2017; 26,526,303 and 22,584,588 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	265	225
Additional paid-in capital	243,111,741	185,659,954
Accumulated deficit	(224,741,571)	(173,901,449)

Total stockholders’ equity	18,370,435	11,758,730

Total liabilities and stockholders’ equity	$22,010,169	$15,405,445

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue	$56,050	$29,135	$514,823	$1,154,009

Operating expenses:
Research and development	8,067,461	7,442,047	32,871,685	33,230,668
Sales and marketing	1,564,399	1,283,129	6,185,159	5,207,746
General and administrative	2,948,110	2,542,772	12,387,389	12,103,423

Total operating expenses	12,579,970	11,267,948	51,444,233	50,541,837

Loss from operations	(12,523,920)	(11,238,813)	(50,929,410)	(49,387,828)

Other income (expense):
Interest income	70,917	2,336	89,288	11,679
Loss on sales of property and equipment, net	—	—	—	(726)

Total	70,917	2,336	89,288	10,953

Net loss	$(12,453,003)	$(11,236,477)	$(50,840,122)	$(49,376,875)

Basic and diluted net loss per common share	$(0.48)	$(0.50)	$(1.99)	$(2.31)

Weighted average shares outstanding, basic and diluted	26,066,151	22,258,769	25,486,270	21,343,001

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Net loss (GAAP)	$(12,453,003)	$(11,236,477)	$(50,840,122)	$(49,376,875)
Add (subtract) the following items:
Interest income	(70,917)	(2,336)	(89,288)	(11,679)
Income taxes	—	—	—	—
Depreciation and amortization	234,006	310,584	1,054,720	1,309,980
Stock-based compensation	3,949,010	3,329,949	16,753,754	15,802,819

Adjusted EBITDA (non-GAAP)	$(8,340,904)	$(7,598,280)	$(33,120,936)	$(32,275,755)

Contact

Energous Public Relations

PR@energous.com

(408) 963-0200

Investor Relations Contact

Bishop IR

Mike Bishop

(415) 894-9633

IR@energous.com

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